UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2015 (October 14, 2015)

GASTAR EXPLORATION INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35211	38-3531640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1331 LAMAR STREET, SUITE 650
HOUSTON, TEXAS 77010
(Address of principal executive offices)

(713) 739-1800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 - REGULATION FD

Item 1.01 Entry into a Material Definitive Agreement.

On October 14, 2015, Gastar Exploration Inc. (the “Company”) entered into a purchase and sale agreement (the “Purchase Agreement”) with its Area of Mutual Interest (“AMI”) co-participant Husky Ventures, Inc. (“Husky”), Silverstar of Nevada, Inc., Maximus Exploration, LLC and Atwood Acquisitions, LLC (together with Husky, the “Sellers”), pursuant to which the Company agreed to purchase additional working and net revenue interests in 103 gross (10.2 net) producing wells and certain undeveloped acreage in the STACK and Hunton Limestone formations in its AMI from the Sellers for approximately $43.3 million, subject to certain adjustments and customary closing conditions, and the conveyance of approximately 11,000 net non-core, non-producing acres in Blaine and Major Counties, Oklahoma to the Sellers.  The transaction is expected to close on or about November 30, 2015, with an effective date of July 1, 2015.  The acquisition will be funded with borrowings under the Company’s revolving credit facility.  In connection with the acquisition, the AMI participation agreements with Husky will be dissolved.

In connection with the Company’s entry into the Purchase Agreement, the Company, five of its senior officers, its non-executive chairman and Husky agreed to the settlement and mutual release of claims that the Company and Husky made against each other in separate lawsuits pending in federal court in Oklahoma as well as any claims the parties may have had against each other in connection with the participation agreements.  In the event that the Purchase Agreement is terminated pursuant to its terms prior to the consummation of the transactions contemplated thereby, the settlement and release will be rescinded.

The description of the Purchase Agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is included as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 14, 2015, the Company announced that it has entered into a definitive purchase and sale agreement to acquire additional working and net revenue interests in 103 gross (10.2 net) producing wells and certain undeveloped acreage in the STACK and Hunton Limestone formations in its AMI from the Sellers.  A copy of the Company's press release, dated October 14, 2015, is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached press release included as Exhibit 99.1 to this report is deemed to be “furnished” solely pursuant to Item 7.01 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or the exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

The following is a list of exhibits furnished as part of this Form 8-K:

Exhibit No.	Description of Document

2.1*	Purchase and Sale Agreement, dated October 14, 2015, by and between Gastar Exploration Inc. and Husky Ventures, Inc., Silverstar of Nevada, Inc., Maximus Exploration, LLC and Atwood Acquisitions, LLC.
99.1	Press release dated October 5, 2015 announcing that the Company has declared a monthly cash dividend for October 2015.

___________________

*

Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and similar attachments to Exhibit 2.1 have not been filed herewith.  The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2015	GASTAR EXPLORATION INC.

	By:	/s/ J. Russell Porter
J. Russell Porter
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

2.1*	Purchase and Sale Agreement, dated October 14, 2015, by and between Gastar Exploration Inc. and Husky Ventures, Inc., Silverstar of Nevada, Inc., Maximus Exploration, LLC and Atwood Acquisitions, LLC.
99.1	Press release dated October 5, 2015 announcing that the Company has declared a monthly cash dividend for October 2015.

___________________

*

Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and similar attachments to Exhibit 2.1 have not been filed herewith.  The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities Exchange Commission upon request.